                                                                     Exhibit 99


                   WINTHROP PARTNERS 81 LIMITED PARTNERSHIP

                          FORM 10-QSB MARCH 31, 1999


Supplementary Information Required Pursuant to Section 9.4 of the
Partnership Agreement

        1. Statement of Cash Available for Distribution for the three months ended March 31, 1999:


        Net income                                              $      15,000
        Less:   Cash to reserves                                      (15,000)
                                                                -------------

        Cash Available for Distribution                         $          --
                                                                =============


        2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 1999:


           Entity Receiving                     Form of
             Compensation                     Compensation                                  Amount
        -------------------------    ----------------------------------------------      -----------------
        Winthrop
        Management LLC                Property Management Fees                            $            398

        WFC Realty Co., Inc.
        (Initial Limited Partner)     Interest in Cash Available for Distribution         $              -

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